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                                              EXHIBIT 2
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                      IDENTIFICATION OF SUBSIDIARY WHICH ACQUIRED SECURITIES
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                    Citigroup Global Markets Limited is a broker or dealer
                    chartered and headquartered in London, England.

                    Each of the undersigned hereby affirms the identification of the subsidiary which acquired the security holdings reported in this Schedule 13G.



                    Date:  February 4, 2005


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary